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                                                                 EXHIBIT 99.1
                                                                 ------------

                             BANK OF POWHATAN, N.A.
           2001 Annual Meeting Proxy Card Solicited on Behalf of the
                         Board of Directors of the Bank


     William C. Wiley and James F. Keller, and each or either of them, with power of substitution to each of them, are hereby authorized as proxies to represent the undersigned and vote the stock of the undersigned, as directed hereon, in Bank of Powhatan, N.A. (the "Bank") standing in the name of the undersigned at the Annual Meeting of Shareholders of the Bank., to be held on Wednesday, August 15, 2001, at 9:00 a.m. at Powhatan Village Building, 3910 Old Buckingham Road, Powhatan, Virginia or any adjournment thereof, on each of the following matters.


1. Proposal to approve the Amended and Restated Agreement and Plan of Reorganization dated as of May 9, 2001, a copy of which is attached to the accompanying Proxy Statement/Prospectus as Exhibit A, providing for the Bank to become a wholly-owned subsidiary of TransCommunity Bankshares Incorporated, a Virginia corporation formed to serve as the holding company for the Bank.

                 ________FOR        ________AGAINST      ________ABSTAIN


2. This proxy will be voted for the election of the nominees to the Board of Directors listed below, unless you check the box marked "NO" below. You may withhold authority to vote for any particular nominee(s) by lining through or otherwise striking out his or her name below.

          John H. Anderson                   Andrew W. Pryor
          Margaret F. Ball                   John C. Watkins
          Robert M. Duncan                   George W. Whitlow
          James F. Keller                    William C. Wiley
          William E. Maxey, Jr.              Delmar P. Wright
          Julian C. Metts, Jr.               Elwood F. Yates, Jr.
          James L. Minter


          ________NO

3. The ratification of the appointment of S. B. Hoover & Company, L.L.P. as independent auditors of the Bank for the fiscal year ending December 31, 2001.

                 ________FOR        ________AGAINST      ________ABSTAIN


4. The transaction of any other business which may properly come before the Meeting. At the time of the printing of this document, management at present knows of no other business to be presented at the Annual Meeting.

                  ___________________________________________

          This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the proposal in Item 1, FOR the directors listed in Item 2, FOR the ratification of accountants listed in Item 3 and as the proxies see fit in any matters that may come up in Item 4.

          When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one fiduciary, all should sign. All joint owners MUST sign.


__________________________________        Date:_______________________________
Name

__________________________________        ____________________________________
Signature                                 Signature if held jointly

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                   PLEASE MARK, DATE, SIGN AND PROMPTLY RETURN

  Note: Please sign exactly as name appears hereon. Joint owners should each sign when signing as attorney, executor, administrator, trustee or guardian, please give full title as such.